SUPPLEMENTAL INDENTURE NO. 3

                            Dated as of March 8, 1995

                                       To

                TRUST INDENTURE, MORTGAGE, SECURITY AGREEMENT AND
                               ASSIGNMENT OF RENTS

            Dated as of December 16, 1985, as heretofore supplemented

                                     between

                     THE FIRST NATIONAL BANK OF BOSTON, not
                      in its individual capacity but solely
                         as Owner Trustee under a Trust
                       Agreement dated as of December 16,
                            1985 with Public Service
                              Company of New Mexico

                                       and

                                 CHEMICAL BANK,
                              as Indenture Trustee




   Original Indenture recorded December 31, 1985, as Instrument No. 85-623270, re-recorded April 17, 1986, as Instrument No. 86-187559, and confirmed by document recorded April 25, 1986, as Instrument No. 86-203241, and Supplemental Indenture No. 1 thereto, dated as of July 15, 1986, recorded July 17, 1986 as Instrument No. 86-367465, and Supplemental
        Indenture No. 2 thereto, dated as of November 18, 1986, recorded
         November 25, 1986 as Instrument No. 86-650741, all in Maricopa
                        County, Arizona Recorder's Office

             SUPPLEMENTAL INDENTURE No. 3 dated as of March 8, 1995 to Trust Indenture, Mortgage, Security Agreement and Assignment Of Rents dated as of December 16, 1985, between THE FIRST NATIONAL BANK OF BOSTON, a national banking association (FNB), not in its individual capacity, but solely as Owner Trustee (the Owner Trustee) under a Trust Agreement dated as of December 16, 1985, between FNB, whose address is Blue Hills Office Park, Mail Stop 45-02-15, 150 Royall Street, Canton, Massachusetts 02021, with Public Service Company of New Mexico, a New Mexico corporation (successor by assignment to the interest originally held by Burnham Leasing Corporation, a New York corporation), and CHEMICAL BANK, a New York banking corporation (the Indenture Trustee), whose address is 450 West 33rd Street, New York, New York 10001, Attention Corporate Trustee Administration Department.

                              W I T N E S S E T H:

             WHEREAS, the Owner Trustee and the Indenture Trustee have entered into a Trust Indenture, Mortgage, Security Agreement and Assignment of Rents dated as of December 16, 1985 (as heretofore supplemented and amended, the Indenture);

             WHEREAS, the Owner Trustee and the Indenture Trustee desire to amend the Indenture as set forth in Section 2 hereof;

             NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  Definitions.

             For purposes hereof, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture.

SECTION 2.  Amendments.

             (a)  Background.  On September 2, 1992, the Lessee became the successor by assignment to the right, title and interest of the original Owner Participant in and to the Transaction Documents and the Trust Estate. Public Service Company of New Mexico ("PNM"), both as Lessee and Owner Participant, has determined that, from time to time, it may cause the prepayment, in whole or in part, of the Notes Outstanding under the
Indenture.   PNM, Funding Corp, the Owner Trustee and FNB (in its capacity as
Owner Trustee under the Trust Agreement dated as of August 12, 1986 with PNM (as successor by assignment to the original owner participant thereunder)) have entered into a Note Prepayment Agreement dated as of January 12, 1995 (the "Note Prepayment Agreement"). Among other things, the Note Prepayment Agreement contemplates that this Supplemental Indenture No. 3 will be executed and delivered.

             (b) Amendment to Section 3.8. The requirement of Section 3.8 of the Indenture that final payment of a Note be made only against surrender of such Note is hereby deleted.

             (c) Amendment to Section 3.9(a). The following sentence is added at the end of Section 3.9(a):

             "In the event that (in accordance with the applicable provisions of a Note) the Owner Trustee determines to prepay a Note in part, the Owner Trustee may apply the principal portion of such prepayment to prepay such remaining installments of principal in such amounts as the Owner Trustee shall identify in its notice of prepayment (such notice of prepayment to be accompanied by an appropriately prepared replacement Schedule I to the Note being prepaid)."

             (d) Amendment to Section 3.9(c). Anything in Section 3.9(c) of the Indenture and any provision of any Note to the contrary notwithstanding, in the event of a prepayment of a Note, prior notice of such prepayment need not be given if the same institution is both the Indenture Trustee and the holder, assignee and pledgee of the Note to be prepaid.

             (e) Amendment to Section 4.3. Anything in Section 4.3 of the Indenture to the contrary, at the request of the Owner Trustee, the Indenture Trustee shall not destroy cancelled Notes but shall return the same marked "CANCELLED" to the Owner Trustee.

             (f) Amendment to Section 5.1. Clause first of Section 5.1 is hereby amended and restated in its entirety as follows:

             "first, so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and/or premium and/or interest (as well as any interest on overdue principal or, to the extent permitted by law, interest) then due and unpaid on all Notes (whether a scheduled installment of principal and interest or amounts due in respect of principal, premium and accrued interest in the event that the Owner Trustee shall exercise its prepayment option in whole or in part) shall be distributed to the Holders of the Notes ratably, without priority of one over the other, in the proportion that the aggregate amount of such payment or payments then due and unpaid on all Notes held by each such Holder on such date bears to the aggregate amount of such payment or payments then due and unpaid on all Notes Outstanding on such date, without priority of principal, premium or interest over any of them;"


SECTION 3.  Miscellaneous.

             (a)  Effective Date of Supplemental Indenture.

             This Supplemental Indenture No. 3 shall be and become effective upon the execution hereof by the parties hereto.

             (b)  Counterpart Execution.

             This Supplemental Indenture No. 3 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

             (c)  Execution as Supplemental Indenture.

             This Supplemental Indenture No. 3 is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture No. 3 forms a part thereof.

             (d)  Disclosure.

             Pursuant to Arizona Revised Statutes Section 33-401, the beneficiary of the Trust Agreement is Public Service Company of New Mexico, a New Mexico corporation. The address of the beneficiary is Alvarado Square, Albuquerque, New Mexico 87158, Attention: Treasurer. A copy of the Trust Agreement is available for inspection at the offices of the Owner Trustee at Blue Hills Office Park, Mail Stop 45-02-15, 150 Royall Street, Canton, Massachusetts 02021, Attention of Corporate Trust Division.

             IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have each caused this Supplemental Indenture No. 3 to be duly executed by their respective officers thereunto duly authorized, all as of the date first set forth above.


                                             THE FIRST NATIONAL BANK OF BOSTON,
                                                  not in its individual
                                                  capacity, but solely as Owner
                                                  Trustee under the Trust
                                                  Agreement dated as of December
                                                  16, 1985, with Public Service
                                                  Company of New Mexico




                                             By
                                                  -------------------------
                                                  Name:
                                                  Title:


                                             CHEMICAL BANK,



                                             By
                                                  -------------------------
                                                  Vice President




                              CONSENT AND DIRECTIVE

             The undersigned, as trustee under the Collateral Trust Indenture (as defined in Appendix A to the within-mentioned Indenture), is the assignee and pledgee of First PV Funding Corporation in respect of the Notes which are presently outstanding under the Indenture being supplemented by the foregoing instrument. In accordance with the provisions of such Collateral Trust Indenture (as amended by the 1995 Supplement thereto dated as of February 14, 1995) and pursuant to the Consolidated Joint Officers' Certificate, Company Request, Lessee Request and Notice dated March 8, 1995, the undersigned, as such assignee and pledgee, and as holder of all of the Notes outstanding under the Indenture, hereby CONSENTS to the foregoing instrument and DIRECTS the Indenture Trustee to execute and deliver the same.



                                             CHEMICAL BANK, as
                                               Collateral Trust Trustee



                                             By:
                                                  -------------------------
                                                  Name:
                                                  Title:

STATE OF NEW YORK  )
                          )  ss.:
COUNTY OF NEW YORK        )


             On the 8th day of March, 1995, before me personally came
         , to me known, who, being by me duly sworn, did acknowledge, depose
and say that he resides at        , Massachusetts; that he is an
           of THE FIRST NATIONAL BANK OF BOSTON, a national banking association, described in and which executed the foregoing instrument; and that he signed his name thereto on behalf of said association by authority of the Board of Directors of such association.




                                             ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]                              Term Expires:

STATE OF NEW YORK  )
                          )  ss.:
COUNTY OF NEW YORK        )


             On the 8th day of March, 1995, before me personally came
       , to me known, who, being by me duly sworn, did acknowledge, depose
and say that he resides at           ,           ; that he is a Vice
President of CHEMICAL BANK, a New York banking corporation, described in and which executed the foregoing instrument; and that he signed his name thereto on behalf of said corporation by authority of the Board of Directors of such corporation.



                                             ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]                              Term Expires: